Exhibit 99.1

Zuora Reports Record Second Quarter Fiscal 2019 Results
Raises FY19 Revenue Guidance by $7 million to $227 to $230 million

•	Subscription revenue grew 44% year-over-year; Total revenue grew 47% year-over-year

•	Customers with annual contract value (ACV) equal to or greater than $100,000 increased to 474 customers, or 28% year-over-year

•	Dollar based retention rate remained at 112%

San Mateo, Calif. – August 30, 2018 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its second fiscal quarter ended July 31, 2018.
“With every day that passes, more and more companies are joining the Subscription Economy,” said Tien Tzuo, founder and CEO of Zuora. “As the leader in this market, we produced strong second quarter results across the board, executing our business model designed for long-term sustainable growth.”

Second Quarter Fiscal 2019 Financial Results:

•	Revenue: Total revenue was $57.8 million, an increase of 47% year-over-year. Subscription revenue was $41.5 million, an increase of 44% year-over-year.

•	Loss from Operations: GAAP loss from operations was $18.2 million, compared to a loss of $15.0 million in the second quarter of fiscal 2018.
Non-GAAP loss from operations was $12.3 million, compared to a non-GAAP loss from operations of $12.6 million in the second quarter of fiscal 2018.

•
Net Loss: GAAP net loss was $19.6 million, compared to a net loss of $14.8 million in the second quarter of fiscal 2018. GAAP net loss per share attributable to common stockholders was $0.19 based on 105.1 million weighted average shares outstanding, compared to GAAP net loss per share attributable to common stockholders of $0.56 based on 26.4 million weighted average shares outstanding in the second quarter of fiscal 2018.

Non-GAAP net loss was $13.7 million, compared to a net loss of $12.4 million in the second quarter of fiscal 2018. Non-GAAP net loss per share attributable to common stockholders was $0.13 based on 105.1 million weighted average shares outstanding, compared to non-GAAP net loss per share attributable to common stockholders of $0.47 based on 26.4 million weighted average shares outstanding in the second quarter of fiscal 2018.

•
Cash Flow: Net cash used in operating activities was $2.4 million, compared to $8.7 million in the second quarter of fiscal 2018. Free cash flow was negative $7.3 million compared to negative $9.6 million in the second quarter of fiscal 2018.

•	Cash and Cash Equivalents and Restricted Cash: Cash and cash equivalents and restricted cash were $185.8 million as of July 31, 2018.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Key Metrics and Business Highlights:

•
Customers with ACV equal to or greater than $100,000 was 474, representing 28% year-over-year growth. This also represents 7% quarter-over-quarter growth in such customers, and a net add of 33 of such customers.

•	Dollar-based retention rate remained at 112% driven by strong upsell activity.

•	Customer usage of Zuora solutions grew, with $7.5 billion in transaction volume through Zuora’s billing platform during the second quarter, an increase of 41% year-over-year.

•	Announced the Spring ‘18 collection of product updates, including the new subscription Order Management - a Zuora Central Platform upgrade - and the general availability of Zuora Collect.

•
Kicked off the Subscribed conference series in San Francisco in June, with events scheduled in the third quarter in Melbourne, Sydney, Paris, London and New York, bringing together hundreds of companies around the world seeking to thrive amidst what we see as the most disruptive business-model shift in a century.

•
New national best selling book “SUBSCRIBED: Why the Subscription Model Will Be Your Company's Future -- and What to Do About It,” authored by Zuora cofounder and CEO Tien Tzuo, illustrates the momentum of the Subscription Economy and Tzuo as the foremost expert on the topic.

Financial Outlook:
For the third quarter of fiscal 2019, the Company currently expects:

•	Total revenue of $58.3 to $59.3 million

•	Subscription revenue of $42.0 to $42.5 million

•	Non-GAAP loss from operations of $13.5 to $12.5 million

•	Non-GAAP net loss per share attributable to common stockholders of $0.14 to $0.13, assuming weighted average shares outstanding of approximately 106.0 million

For the full fiscal 2019, the Company currently expects:

•	Total revenue of $227.0 to $230.0 million

•	Subscription revenue of $163.0 to $164.5 million

•	Non-GAAP loss from operations of $52.0 to $50.0 million

•	Non-GAAP net loss per share attributable to common stockholders of $0.61 to $0.59, assuming weighted average shares outstanding of approximately 91.2 million

With respect to Zuora’s guidance as provided under "Financial Outlook” above, Zuora has not reconciled its expectations for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share attributable to common stockholders to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Webcast and Conference Call Information:
Zuora will host a conference call for investors on August 30, 2018 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (866) 393-4306 or, for international callers, (734) 385-2616 with conference ID 3189418. An audio replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or, for international callers, (404) 537-3406. The passcode for the replay is 3189418. The replay will be available through September 6, 2018.

About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-cash process, including billing and revenue recognition. Zuora serves more than 900 companies around the world, including Box, Komatsu, Rogers, Schneider Electric, Xplornet and Zendesk. Headquartered in Silicon Valley, Zuora also operates offices in Atlanta, Boston, Denver, San Francisco, London, Paris, Beijing, Sydney, Chennai and Tokyo. To learn more about the Zuora platform, please visit www.zuora.com.

Investor Relations Contact:
Joon Huh
investorrelations@zuora.com
650-419-1377

Media Relations Contact:
Jayne Scuncio
press@zuora.com
408-348-1087

NON-GAAP FINANCIAL MEASURES
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP loss from operations, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share attributable to common stockholders, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Internal-use software. We exclude capitalization and the subsequent amortization of internal-use software, which is a non-cash expense, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures as these expenditures are considered to be a necessary component of ongoing operations.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, we exclude stock-based compensation expense, amortization of intangible assets, and capitalization and amortization of internal-use software which are recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
OPERATING METRICS
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.

Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the second fiscal quarter and full fiscal 2019 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on June 13, 2018 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: we have a history of net losses and may not achieve or sustain profitability; the shift by companies to subscription business models may develop slower than we expect; we may not be able to sustain or manage any future growth effectively; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may be unable to attract new customers and expand sales to existing customers; customers may fail to deploy our solution after entering into a subscription agreement with us; customers may incorrectly or improperly deploy or use of our solution; we may not be able to develop and release new products and services; we may experience interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our markets and may not be able to compete effectively; weakened global economic conditions may adversely affect our industry; the risk of loss of key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

© 2018 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Other names and brands may be claimed as the property of others.

SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Revenue:
Subscription	$41,470	$28,797	$77,584	$54,852
Professional services	16,284	10,615	31,914	16,899
Total revenue	57,754	39,412	109,498	71,751
Cost of revenue:
Subscription	10,421	8,071	20,286	14,106
Professional services	18,226	12,552	34,379	19,326
Total cost of revenue	28,647	20,623	54,665	33,432
Gross profit	29,107	18,789	54,833	38,319
Operating expenses:
Research and development	13,323	9,768	25,385	17,645
Sales and marketing	25,429	18,479	48,266	33,431
General and administrative	8,563	5,551	17,974	10,230
Total operating expenses	47,315	33,798	91,625	61,306
Loss from operations	(18,208)	(15,009)	(36,792)	(22,987)
Interest and other (expense) income, net	(1,178)	407	(1,851)	391
Loss before income taxes	(19,386)	(14,602)	(38,643)	(22,596)
Income tax provision	(201)	(239)	(391)	(371)
Net loss	(19,587)	(14,841)	(39,034)	(22,967)
Comprehensive loss:
Foreign currency translation adjustment	418	154	340	320
Comprehensive loss	$(19,169)	$(14,687)	$(38,694)	$(22,647)
Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.56)	$(0.52)	$(0.90)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	105,146	26,417	75,529	25,654

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31, 2018	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$179,195	$48,208
Accounts receivable, net of allowance for doubtful accounts of $3,018 and $3,292 as of July 31, 2018 and January 31, 2018, respectively	42,054	49,764
Restricted cash, current portion	1,770	—
Prepaid expenses and other current assets	8,793	9,302
Total current assets	231,812	107,274
Property and equipment, net	16,924	10,204
Restricted cash, net of current portion	4,884	5,155
Purchased intangibles, net	10,048	11,292
Goodwill	20,861	20,614
Other assets	2,708	827
Total assets	$287,237	$155,366
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,841	$2,572
Accrued expenses and other current liabilities	14,677	24,496
Accrued employee liabilities	20,976	17,701
Lease obligation, current portion	796	1,066
Debt, current portion	5,000	2,917
Deferred revenue, current portion	69,094	66,058
Total current liabilities	113,384	114,810
Debt, net of current portion	9,616	12,052
Deferred revenue, net of current portion	741	346
Lease obligation, net of current portion	2,393	324
Other long-term liabilities	1,856	1,168
Total liabilities	127,990	128,700
Stockholders’ equity:
Convertible preferred stock	—	6
Class A common stock	4	—
Class B common stock	6	3
Additional paid-in capital	461,804	286,152
Related party receivable	(5,657)	(1,281)
Accumulated comprehensive loss	809	471
Accumulated deficit	(297,719)	(258,685)
Total stockholders’ equity	159,247	26,666
Total liabilities and stockholders’ equity	$287,237	$155,366

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2018	2017
Operating activities:
Net loss	$(39,034)	$(22,967)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,495	3,188
Equity-based compensation	10,263	2,954
Loss on disposal of assets	144	—
Provision for doubtful accounts	2,512	345
Changes in operating assets and liabilities:
Accounts receivable	5,198	1,421
Prepaid expenses and other current assets	(1,905)	(267)
Other assets	(1,881)	(76)
Accounts payable	159	(3,106)
Accrued expenses and other current liabilities	2,626	1,873
Accrued employee liabilities	3,275	1,643
Deferred revenue	3,431	2,042
Other long-term liabilities	495	(68)
Net cash used in operating activities	(10,222)	(13,018)
Cash flows from investing activities:
Purchases of property and equipment	(6,690)	(1,658)
Business combinations, net of cash acquired	(247)	(11,420)
Net cash used in investing activities	(6,937)	(13,078)
Cash flows from financing activities:
Payments under capital leases	(464)	(903)
Proceeds from issuance of common stock upon exercise of stock options	6,665	2,184
Payments of offering costs	(4,271)	—
Proceeds from initial public offering, net of underwriters’ discounts and commissions	164,703	—
Payments under related party notes receivable	(4,344)	—
Repurchases of unvested common stock	(6)	—
Principal payments on long-term debt	(417)	—
Payments related to business combination	(12,559)	—
Proceeds from long-term debt, net of issuance costs	—	14,949
Net cash provided by financing activities	149,307	16,230
Effect of exchange rates on cash and cash equivalents and restricted cash	338	321
Net increase (decrease) in cash and cash equivalents and restricted cash	132,486	(9,545)
Cash and cash equivalents and restricted cash, beginning of period	53,363	77,882
Cash and cash equivalents and restricted cash, end of period	$185,849	$68,337
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment acquired under capital leases	$2,335	$488
Lapse in restrictions on early exercised common stock options	$739	$289
Property and equipment purchases accrued or in accounts payable	$1,069	$66
Deferred offering costs payable or accrued but not paid	$337	$—
Accrued acquisition-related payments	$—	$12,558
Reconciliation of cash and cash equivalents and restricted cash within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$179,195	$63,176
Restricted cash, current	1,770	6
Restricted cash, net of current portion	4,884	5,155
Total cash and cash equivalents and restricted cash	$185,849	$68,337

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31, 2018
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$10,421	$(433)	$(563)	$(330)	$9,095
Cost of professional services revenue	18,226	(1,399)	—	—	16,827
Gross profit	29,107	1,832	563	330	31,832
Operating expenses:
Research and development	13,323	(1,416)	—	684	12,591
Sales and marketing	25,429	(1,522)	—	—	23,907
General and administrative	8,563	(890)	—	—	7,673
Operating loss	(18,208)	5,660	563	(354)	(12,339)
Net loss	$(19,587)	$5,660	$563	$(354)	$(13,718)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.19)				$(0.13)
Gross margin	50%				55%
Subscription gross margin	75%				78%

	Three Months Ended July 31, 2017
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$8,071	$(163)	$(514)	$(325)	$7,070
Cost of professional services revenue	12,552	(356)	—	—	12,196
Gross profit	18,789	519	514	325	20,147
Operating expenses:
Research and development	9,768	(479)	—	183	9,472
Sales and marketing	18,479	(557)	—	—	17,922
General and administrative	5,551	(244)	—	—	5,307
Operating loss	(15,009)	1,799	514	141	(12,555)
Net loss	$(14,841)	$1,799	$514	$141	$(12,387)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.56)				$(0.47)
Gross margin	48%				51%
Subscription gross margin	72%				75%
(1) GAAP and Non-GAAP net loss per share attributable to common stockholders are calculated based upon 105,146 and 26,417 basic and diluted weighted-average shares of common stock for the three months ended July 31, 2018 and 2017, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Six Months Ended July 31, 2018
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$20,286	$(756)	$(1,244)	$(581)	$17,704
Cost of professional services revenue	34,379	(2,430)	—	—	31,949
Gross profit	54,833	3,186	1,244	581	59,845
Operating expenses:
Research and development	25,385	(2,464)	—	1,278	24,199
Sales and marketing	48,266	(3,111)	—	—	45,155
General and administrative	17,974	(1,501)	—	—	16,473
Operating loss	(36,792)	10,263	1,244	(697)	(25,982)
Net loss	$(39,034)	$10,263	$1,244	$(697)	$(28,224)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.52)				$(0.37)
Gross margin	50%				55%
Subscription gross margin	74%				77%

	Six Months Ended July 31, 2017
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$14,106	$(250)	$(693)	$(637)	$12,526
Cost of professional services revenue	19,326	(496)	—	—	18,830
Gross profit	38,319	746	693	637	40,395
Operating expenses:
Research and development	17,645	(808)	—	353	17,190
Sales and marketing	33,431	(963)	—	—	32,468
General and administrative	10,230	(435)	—	(13)	9,782
Operating loss	(22,987)	2,953	693	296	(19,045)
Net loss	$(22,967)	$2,953	$693	$296	$(19,025)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.90)				$(0.74)
Gross margin	53%				56%
Subscription gross margin	74%				77%
(1) GAAP and Non-GAAP net loss per share attributable to common stockholders are calculated based upon 75,529 and 25,654 basic and diluted weighted-average shares of common stock for the six months ended July 31, 2018 and 2017, respectively.

Sales and Marketing Expense

	GAAP	Stock-based Compensation	Non-GAAP
Twelve months ended July 31, 2018	87,922	(4,866)	83,056
Twelve months ended January 31, 2018	73,087	(2,717)	70,370
Twelve months ended July 31, 2017	64,191	(1,731)	62,460

Free Cash Flow

	Three Months Ended July 31,
	2018	2017
Net cash used in operating activities	$(2,396)	$(8,660)
Less:
Purchases of property and equipment	(4,926)	(947)
Free cash flow	$(7,322)	$(9,607)